                                                               EXHIBIT (a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                           ESENJAY EXPLORATION, INC.

     As set forth in section 2 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the offer (as defined below) if (1) certificates representing shares of common stock, par value $.01 per share of Esenjay Exploration, Inc., a Delaware corporation ("Esenjay"), are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the depositary prior to the expiration date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by facsimile transmission or mail to the depositary. See section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                              THE BANK OF NEW YORK

            By Mail:                By Facsimile Transmission:     By Hand or Overnight Delivery:
    Reorganization Services      (For Eligible Institutions Only)     Reorganization Services
         P.O. Box 11248                   (973) 247-4077                  One Wall Street
     Church Street Station             To Confirm Facsimile                 Third Floor
 New York, New York 10286-1248            Transmissions:              New York New York, 10286
                                 (For Eligible Institutions Only)
                                          (973) 247-4075

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to ECM Acquisition Company, a Delaware corporation (the "Purchaser"), a wholly owned subsidiary of Santos Americas and Europe Corporation, a Delaware corporation, on the terms and subject to the conditions set forth in the Offer to Purchase dated March 26, 2002 (the "Offer to Purchase"), and the related letter of transmittal (which, together with any amendments or supplements thereto, collectively constitute the "offer"), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in section 2 of the Offer to Purchase.

Number of Shares:
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Certificate Nos. (if available):
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Name(s) of Record Holder(s):
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--------------------------------------------------------------------------------
                              Please Type or Print

Address(es):
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                                                                        Zip Code

Daytime Area Code and Telephone Number:
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Signature(s):
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Dated:
------------------------------------, 2002

If Shares will be tendered by book-entry transfer:

Account Number at Book-Entry Transfer Facility:
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                                        2

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchanges Medallion Program, or is otherwise an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (1) that the above named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed letter of transmittal (or a facsimile thereof), with any required signature guarantees, or an agent's message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three New York Stock Exchange trading days (as defined in the Offer to Purchase) after the date hereof.

     The eligible institution that completes this form must communicate the guarantee to the depositary and must deliver the letter of transmittal and certificates for shares to the depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm:
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--------------------------------------------------------------------------------
                              AUTHORIZED SIGNATURE

Name:
--------------------------------------------------------------------------------
                              Please Type or Print

Title:
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Address:
--------------------------------------------------------------------------------
                                                                        Zip Code

Area Code and Telephone Number:
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Dated:
------------------------------------, 2002

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                        3